Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3, No. 033-46171, Forms S-8, Nos. 333-68410, 333-61851, 333-09277, 333-40532, 333-143683 and 333-143682) of Codorus Valley Bancorp, Inc. of our report dated March 11, 2008, relating to the consolidated financial statements which is included in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 21, 2008

78